UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported):                  May 5, 1999


                              FACTUAL DATA CORP.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


            Colorado                       0-24205                 84-1449911
--------------------------------         -----------           -----------------
(State or other jurisdiction of    (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)


                              5200 Hahns Peak Drive
                          Fort Collins, Colorado 80538
                   -----------------------------------------
                    (Address of principal executive offices)


                                (970) 663-5700
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

     On May 5, 1999, Factual Data Corp. (the "Company") closed its acquisitions of the assets of F.D.D., Inc. and F.D.S.C., Inc. ("Sellers") pursuant to a combined Asset Purchase Agreement ("Agreement"). The Company and its franchisees and licensees provide information services, including mortgage credit reports, to mortgage and consumer lenders, employment screening services and credit and tenant screening services. The Sellers are headquartered in Denver, Colorado and operate primarily in the State of Colorado.

     Pursuant to the Agreement, the Company acquired the assets of the Sellers and obtained a non-competition agreement with its only shareholder. The total consideration paid to the Sellers was $2,680,000 in the form of $2,000,000 cash and $680,000 in promissory notes payable over 12 quarters commencing June 30, 1999 with interest at 8% per annum.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

     (a) It is impracticable to provide financial statements of the Sellers at this time. In accordance with Item 7(a)(4), the Company will file the required financial statements as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after this report on Form 8-K must be filed.

     (b) It is impracticable to provide pro forma financial information relative to the Sellers and the Company at this time. In accordance with Item 7(a)(4), the Company will file the required financial statements as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after this report on Form 8-K must be filed.

     (c) Exhibits.

     2 AssetPurchase Agreement between Factual Data Corp. and Sellers dated as of May 5, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FACTUAL DATA CORP.



Date:  May 17, 1999                          By:  /s/ Jerald H. Donnan
                                         -----------------------------------
                                               Jerald H. Donnan,
                                               Chief Executive Officer














                            ASSET PURCHASE AGREEMENT

                                 by and between

                               FACTUAL DATA CORP.

                                       and

                         F.D.D. INC. AND F.D.S.C., INC.

                             Dated as of May 5, 1999

                            ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS
                                                                            Page

RECITALS.....................................................................1

ARTICLE I
   DEFINITIONS...............................................................1

ARTICLE II
   ACQUISITION OF THE ASSETS.................................................3
      2.1   Delivery Of Assets...............................................3
      2.2   Purchase Price for Assets........................................4
      2.3   No Assumption of Liabilities.....................................5

ARTICLE III
   REPRESENTATIONS AND WARRANTIES OF SELLERS AND SHAREHOLDER.................5
      3.1   Organization and Qualification Of Sellers........................5
      3.2   Authorized Capitalization........................................5
      3.3   Authorization....................................................6
      3.4   Product Rights...................................................6
      3.5   Bulk Sale Law....................................................6
      3.6   No Conflicting Agreements........................................6
      3.7   Compliance with Applicable Law...................................6
      3.8   Material Misstatements or Omissions..............................7
      3.9   No Known Adverse Effects.........................................7
      3.10  Consents and Approvals...........................................7
      3.11  Subsidiaries.....................................................7
      3.12  Litigation.......................................................7
      3.13  Brokers..........................................................7
      3.14  Taxes............................................................8
      3.15  Ownership........................................................8
      3.16  Accounts.........................................................8
      3.17  License Agreements...............................................8
      3.18  Intellectual Property............................................8
      3.19  Customers........................................................9
      3.20  Contracts........................................................9
      3.21  Financial Statements.............................................9
      3.22  Absence of Undisclosed or Contingent Liabilities.................9
      3.23  No Material Adverse Changes......................................9
      3.24  Absence of Developments..........................................9
      3.25  Title to Properties.............................................10
      3.26  Tax Matters.....................................................10
      3.27  Tax Notices.....................................................11
      3.28  Employees.......................................................11

      3.29  Employee Benefit Plans..........................................12
      3.30  Gifts...........................................................12
      3.31  Employee Health and Safety......................................12
      3.32  Representations as to Knowledge.................................13
      3.33  Representations Concerning Solvency.............................13
      3.34  Disclosures.....................................................13

ARTICLE IV
   PRE-CLOSING COVENANTS OF SELLERS.........................................13
      4.1   Inspection of Properties and Books..............................13
      4.2   Other Contracts.................................................14
      4.3   Ongoing Operation...............................................14
      4.4   Indebtedness....................................................14
      4.5   Records.........................................................14
      4.6   Articles of Incorporation; Bylaws...............................14
      4.7   Distributions or Dividends......................................14
      4.8   Notice of Breach................................................15
      4.9   Nondisclosure...................................................15
      4.10  Employment Matters..............................................15
      4.11  Insurance.......................................................15
      4.12  Preservation of Business........................................15
      4.13  Regulatory Filings..............................................16
      4.14  No Negotiations.................................................16
      4.15  Assignment of Contracts, Leases and Other Agreements............16
      4.16  Best Efforts....................................................17
      4.17  Additional Disclosure...........................................17

ARTICLE V
   POST-CLOSING COVENANTS...................................................17
      5.1   Further Assurances..............................................17
      5.2   Litigation Support..............................................17

ARTICLE VI
   REPRESENTATIONS AND WARRANTIES OF PURCHASER..............................17
      6.1   Organization and Qualification of Purchaser.....................17
      6.2   Authorization...................................................18
      6.3   No Conflicting Agreements.......................................18
      6.4   Compliance with Applicable Law..................................18
      6.5   Litigation......................................................18
      6.6   Material Misstatements or Omissions.............................18
      6.7   Consents and Approvals..........................................18
      6.8   Brokers.........................................................18
      6.9   Representations as to Knowledge.................................19
      6.10  SEC Filings.....................................................19
      6.11  No Material Adverse Change......................................19
      6.12  Absence of Undisclosed or Contingent Liabilities................19
      6.13  Representations Concerning Solvency.............................19
      6.14  Knowledge of Industry...........................................20

ARTICLE VII.................................................................20
   COVENANTS OF PURCHASER...................................................20
      7.1   Other Contracts.................................................20
      7.2   Additional Disclosure...........................................20
      7.3   Notice of Breach................................................20
      7.4   Nondisclosure...................................................20
      7.5   Best Efforts....................................................20
      7.6   Regulatory Filings..............................................21
      7.7   Non-Compete and Confidentiality Agreements......................21

ARTICLE VIII
   CONDITIONS PRECEDENT TO CLOSING..........................................21
      8.1   Conditions Precedent to Obligations of Sellers..................21
      8.2   Conditions Precedent to Obligations of Purchaser................24

ARTICLE IX
   SURVIVAL OF REPRESENTATIONS AND WARRANTIES...............................26

ARTICLE X
   INDEMNIFICATION..........................................................27
      10.1  Indemnification.................................................27
      10.2  Limitation of Liability.........................................27
      10.3  Method of Asserting Claims......................................27
      10.4  Payment of Claim................................................28
      10.5  Other Rights and Remedies Not Affected..........................29
      10.6  Post-Closing Adjustments and Right of Offset....................29

ARTICLE XI
   AMENDMENT, TERMINATION AND BREACH........................................29
      11.1  Amendment and Modification......................................29
      11.2  Termination and Abandonment.....................................29

ARTICLE XII
   CLOSING..................................................................30
      12.1  Closing.........................................................30
      12.2  Allocations.....................................................30
      12.3  Sellers' Deliveries at Closing..................................30
      12.4  Purchaser's Deliveries at Closing...............................32
      12.5  Forwarding of Receivables.......................................32
      12.6  Removal of Personal Effects Following Closing...................33
      12.7  Cooperation; Premises...........................................33






ARTICLE XIII
   MISCELLANEOUS............................................................33
      13.1  Notice..........................................................33
      13.2  Entire and Sole Agreement.......................................34
      13.3  Successors and Assigns..........................................34
      13.4  Expenses........................................................34
      13.5  Severability....................................................34
      13.6  Governing Law...................................................34
      13.7  Counterparts....................................................35
      13.8  Amendments......................................................35
      13.9  No Third Party Beneficiary......................................35
      13.10 Headings........................................................35
      13.11 Disputes........................................................35
      13.12 Delivery of Exhibits............................................35

                            ASSET PURCHASE AGREEMENT

     THIS AGREEMENT is made and entered into this 5th day of May, 1999, by and between Factual Data Corp., a Colorado corporation ("Purchaser"), and F.D.D., Inc. ("FDD") and F.D.S.C., Inc. ("FDSC") (collectively, the "Sellers").

                                    RECITALS

     WHEREAS, on or about April 19, 1999, Purchaser issued a term sheet to Sellers ("Term Sheet") pursuant to which Purchaser indicated its desire to proceed with the acquisition of the assets of Sellers; and

     WHEREAS, the Term Sheet contemplated the parties would enter into a definitive Asset Purchase Agreement which definitive agreement is as set forth below (the "Agreement") and which shall supersede the Term Sheet in its entirety; and

     WHEREAS, Purchaser desires to purchase, and Sellers desire to sell, the assets of Sellers as described on Exhibit 2.1 hereto (the "Assets") and Purchaser will assume only the liabilities of Sellers described on Exhibit 2.3 hereto ("Assumed Liabilities");

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and in reliance upon the representations and warranties contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     The following terms used in this Agreement shall, unless the context requires otherwise, have the meanings designated below:

     Assets means the assets set forth on Exhibits 2.1(A) and 2.1(B) hereto.

     Assumed Liabilities means the liabilities set forth on Exhibits 2.3(A)and 2.3(B) hereto.

     Claim Notice has the meaning given to it in Section 10.3(a).

     Closing has the meaning given to it in Section 12.1.

     Code means the Internal Revenue Code of 1986, as amended.

     Communication means collectively any publicity release, security filing, private placement memorandum or any other communication.

     Damages means any and all damages, claims, deficiencies, losses and expenses, as further defined in Section 10.1.

     Effective Date has the meaning given to it in Section 12.1.

     ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any regulations, rules or orders promulgated thereunder.

     Evaluation  Material  means  Sellers'  documents,   financial   statements,
information and materials which shall be used in connection with a due diligence review.

     Excluded Assets shall mean cash on hand, notes receivable and Retained Accounts Receivable as of the Effective Date.

     Financial Statements has the meaning given to it in Section 3.21.

     Indemnified Party means the party claiming indemnification under Article X.

     Indemnifying Party means the party against whom indemnification claims are asserted under Article X.

     Intellectual Property means (a) all trademarks, services marks, trade dress, logos, trade names and corporate names, together with all\ translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connections therewith, (b) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (c) all mask works and all applications, registration and renewals in connection therewith,
(d) all trade secrets and confidential business information (including ideas, research and development, know-how, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium).

     Loss means Damages for which any claim may be asserted under Article X.

     Notes shall have the meaning given to them in Section 2.2.

     Notice means the thirty day period which the indemnifying party shall have from the personal delivery or mailing of the Claim Notice.

     OSHA means the Occupational Safety and Health Act of 1970, as amended, and any regulations, rules or orders promulgated thereunder.

     Purchase Prices has the meaning given in Section 2.2.

     Purchaser means Factual Data Corp., a Colorado corporation, or its assigns.

     Retained Accounts Receivable means accounts receivable retained by Sellers and shall include receivables due for all work, labor and services performed by Sellers and billed by Sellers in the normal course of business through and including the day before the Effective Date; provided that Sellers shall collect all Retained Accounts Receivable directly during the 30 days after the Effective Date and the Purchaser shall collect such receivables thereafter and remit such collections along with a summary of accounts receivable activity to Sellers promptly (each seven calendar days). All payments on accounts receivable will be applied first to the oldest balances. Finance charges will belong to the owner of the respective receivables. Sellers may audit Purchaser's collection of Retained Accounts Receivable and should a dispute arise which cannot be resolved by the parties, the provisions of Section 13.11 shall apply.

     Sellers mean F.D.D., Inc. and F.D.S.C., Inc.

     Shareholder means the owner of capital stock of Sellers at the date hereof and as of Closing (to wit: James W. Guiffre--100% of each Seller).

     Tax or Taxes means any federal, state, local or foreign income, gross receipt, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), custom duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimating or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

     Tax Return means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     Uniform Commercial Code means the Uniform Commercial Code applicable in the state of organization of the Sellers.

                                   ARTICLE II
                            ACQUISITION OF THE ASSETS

     Subject to the terms and conditions set forth in this Agreement:

     2.1 Delivery Of Assets. At the Closing, Sellers shall endorse and deliver such instruments, documents, certificates or instructions as may be necessary to vest title to the Assets in Purchaser. Upon receipt of such documents, instruments, certificates or instructions, and upon the Closing, Purchaser shall become the beneficial and record holder of the Assets and entitled to all of the rights, benefits and privileges with respect thereto. The Assets shall be delivered by Sellers to Purchaser at the Closing and will be free of all encumbrances, liens, security interests or other claims. Sellers will payoff all equipment lease and loan obligations prior to Closing and tender such equipment to Purchaser free of lease costs, liens and encumbrances of any kind, on the Closing Date and will provide the Purchaser with recorded UCC-3 Termination Statements to evidence such payoffs. At the Closing, the Assets which will be transferred to Purchaser, and their value, shall be as follows:

                                                         FDD          FDSC
         Asset Category                              Valuation      Valuation
-------------------------------                     -----------    -----------
Fixed and operating assets......................    $    22,600    $    18,100
Contract rights, customer agreements
  and customer lists............................      1,603,228      1,019,600
Intellectual property, software and licenses(1).            -              -
Personnel files.................................            -              -
Books and records...............................            -              -
Non-Compete and Confidentiality Agreements......          7,500          7,500
Deposits........................................          1,472            -
Prepaid assets and supplies inventories.........            -              -
Goodwill and other intangibles..................            -              -
          Totals................................     $1,634,800     $1,045,200
                                                     ==========     ==========

(1) Includes Factual Data Corp. franchises.


     Each of Sellers and Purchaser covenant that it will not take a position on any income tax return or before any governmental agency or in any judicial proceeding that is inconsistent in any way with this allocation.

     2.2 Purchase Price for Assets. The purchase price for the Assets of FDD shall consist of $1,220,000 cash and a promissory note in the amount of $414,800 and the purchase price for the Assets of FDSC shall consist of $780,000 cash and a promissory note in the amount of $265,200, which in each case shall be delivered to Sellers at the Closing subject to and upon the terms and conditions hereof and the representations and warranties contained herein, in the following manner:

          (a) At the Closing, Purchaser shall pay an aggregate cash consideration of $2,000,000 to the Sellers, as divided above, which shall be paid in the form of bank cleared funds or a wire transfer to a financial institution designated by the Sellers.

          (b) Purchaser shall deliver to Sellers two promissory notes in the aggregate principal amount of $680,000 as divided above (the "Notes"). The Notes shall be issued by Purchaser on the following terms and conditions:

               (i) The Notes shall bear interest at the rate of 8% per annum and shall be due and payable in 12 quarterly installments of principal and interest in accordance with the amortization schedule attached to the Notes with the first payment due June 30, 1999.

               (ii) The Notes, copies of which are attached hereto as Exhibits 2.2(A) and 2.2(B), shall be secured by perfected liens on all of the Assets sold pursuant to this Agreement. If the Purchaser provides substituted collateral reasonably acceptable to the Sellers, the liens securing payment of the Notes shall be subordinated to any senior institutional bank or credit arrangements secured by Purchaser at any time prior to or after the execution of this Agreement and Sellers agree to execute subordination agreements and intercreditor agreements in form satisfactory to the senior debt lender at such time as a senior credit facility is obtained by Purchaser. Security agreements and UCC-1 financing statements setting forth the subordinated security interests in the forms attached as Exhibits 2.2(C) and 2.2(D) shall be executed at the Closing by Purchaser and filed by Sellers with the Colorado Secretary of State or other required regulatory agencies or governmental entities in each state and entity in which a UCC filing may be required.

          (c) Subsequent to the Closing and in accordance with Section 10.6, an audit of the financial records of Sellers may be performed in accordance with generally accepted accounting principles by independent certified public accountants designated by the Purchaser, and at Purchaser's sole cost and expense.

     2.3 No Assumption of Liabilities. The Purchaser does not and shall not assume, pay, perform or discharge any liability of Sellers except as may be specifically set forth on Exhibits 2.3(A) and 2.3(B) or covered under Section
12.2. Sellers will pay off all equipment leases and loan obligations prior to Closing and tender the Assets to the Purchaser free and clear of liens and encumbrances and will provide Purchaser with recorded UCC-3 Termination Statements to evidence such payoffs.

                                   ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF SELLERS AND SHAREHOLDER

     Each Seller and the Shareholder represent and warrant to Purchaser that the statements contained in this Article III are true, correct and complete as of the date of this Agreement and will, except as otherwise expressly provided in this Agreement be true, correct and complete on the Closing as follows:

     3.1 Organization and Qualification Of Sellers. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of incorporation, and is duly qualified and authorized to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the nature of the business conducted by it or the properties owned, leased or operated by it makes such qualification necessary or, if not, then such lack of authorization will not have materially adversely affected the Purchaser's use of the Assets. Each Seller has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The copies of the Articles of Incorporation (certified by the Secretary of the State of the state of incorporation) and the Bylaws of each Seller, both as amended to date, and attached hereto as Exhibits 3.1(A) and 3.1(A)(A) and 3.1(B) and 3.1(B)(B), respectively, are complete and correct, and neither Seller is in default under or in violation of any provision of its Articles of Incorporation or Bylaws.

     3.2 Authorized Capitalization. The authorized capital stock of each Seller consists of 1,000,000 shares of common stock. FDD has 5,000 shares and FDSC has 500 shares issued and outstanding as of the date of this Agreement. All shares issued and outstanding as of the date of this Agreement have been duly authorized and validly issued and are fully paid and nonassessable. No shares of the Sellers' capital stock are held in treasury. The Sellers have no authorized or outstanding stock or securities convertible into or exchangeable for, or any authorized or outstanding option, warrant or other right to subscribe for or to purchase, or convert any obligation into, any unissued shares. There are no authorized or outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Sellers, except for a profit participation held by Theresa Bux which will terminate on Closing. There are no voting trusts, voting agreements, proxies or other agreements or understandings with respect to the voting of the capital stock of either Seller.

     3.3 Authorization. This Agreement has been duly and validly executed and delivered by Sellers and the Shareholder and the agreements, representations and warranties contained herein constitute valid and binding obligations, representations and warranties of Sellers and the Shareholder enforceable in accordance with their terms. Attached hereto as Exhibits 3.3(A) and 3.3(B) are Certificates which shall evidence the approval and authorization of the Shareholder of Sellers and which shall be attested to by the President of Sellers. This Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and unanimously approved by the board of directors of Sellers. Attached hereto as Exhibits 3.3(AA) and 3.3(BB) are certified copies of the Directors' Consent or a resolution passed pursuant to a duly and validly called meeting of each Board of Directors. This Agreement constitutes, and all other agreements contemplated hereby to be executed and delivered by the Sellers will when executed and delivered constitute, the legal, valid and binding obligations of, and be enforceable in accordance with their respective terms against, the Sellers.

     3.4 Product Rights. After the Closing, subject to those limitations set forth in this Agreement, Sellers have no rights with respect to any trademarks and trade names, particularly including the name "Factual Data" or any version thereof.

     3.5 Bulk Sale Law. Sellers have advised Purchaser that Colorado has no bulk sales law.

     3.6 No Conflicting Agreements. The execution and delivery of this Agreement by each Seller does not, and consummation by each Seller of the transactions contemplated hereby will not, (a) violate any existing term or provision of any law, regulation, order, writ, judgment, injunction or decree applicable to the respective Seller or the Assets, (b) conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of either Seller or of any agreement or instrument to which either Seller is a party, or (c) except as set forth in Section 2.2(b)(ii) result in the creation or imposition of any lien, charge, security interest, encumbrance, restriction or claim upon the Assets which will materially adversely affect Purchaser's ability to utilize the Assets.

     3.7 Compliance with Applicable Law. Except as set forth in Exhibit 3.7, Sellers have not received any notice or information of any violation, probable violation or default by Sellers under any applicable law, regulation or order of any governmental department, commission, board or agency or instrumentality, domestic or foreign, having jurisdiction over Sellers' operations which could materially adversely affect the business, operations, financial condition, properties or assets of Sellers, or the ability to consummate the transaction contemplated hereby. To the best of Sellers' and the Shareholder's knowledge after diligent inquiry, Sellers have operated their businesses, and will continue to operate their businesses, in compliance with the Fair Credit
Reporting Act, the Real Estate Settlement Procedures Act, the Fair Debt Collection Act and applicable state law. Additionally, Sellers have given notice of the sale of Assets to all government entities that require such notice.

     3.8 Material Misstatements or Omissions. Neither this Agreement nor any other document, certificate or statement furnished to Purchaser by or on behalf of Sellers in connection with this Agreement contains any untrue statement of a material fact, or omits any material fact necessary to make the statements contained herein or therein not misleading in light of the context in which they were made.

     3.9 No Known Adverse Effects. There is no fact known to Sellers, their officers, directors or employees or the Shareholder which materially adversely affects or will materially adversely affect the Assets which has not been set forth in writing in this Agreement or disclosed in the other documents, certificates or written statements furnished to Purchaser by or on behalf of Sellers in connection herewith.

     3.10 Consents and Approvals. The execution and delivery by Sellers of this Agreement, and the performance by Sellers of their obligations hereunder, does not require Sellers to obtain any consent, approval, agreement, or action of, or make any filing with or give any notice to, any corporation, person, entity, or firm or any public, governmental or judicial authority except (i) such as have been duly obtained or made, as the case may be, and or will be duly obtained and made and in full force and effect as of the Closing, (ii) those as to which the failure to obtain would have no material adverse effect on the Assets or the transactions contemplated hereby, and (iii) approval of the Sellers' Shareholder and their Boards of Directors, which shall be obtained prior to the execution hereof.

     3.11 Subsidiaries. Sellers do not own, have an ownership interest in, or control any corporation, partnership, proprietorship or other entity.

     3.12 Litigation. Except as described in Exhibit 3.12, there are no actions, proceedings or investigations pending or threatened against Sellers or the Assets before any court or administrative agency which could result in any material adverse change in the operations or financial condition of Sellers other than as identified therein.

     3.13 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Sellers directly with representatives of Purchaser, without the intervention of any person in such manner as to give rise to any valid claim by any person against Purchaser for a finder's fee, brokerage commission, or similar payment. All rights of indemnity under Article X hereof shall apply to any claim relating to a Loss (hereinafter defined) arising out of this Agreement for any fee, commission or similar payment.

     3.14 Taxes. Sellers shall pay all Taxes arising out of the transfer of the Assets and shall be responsible for all personal property taxes for the business of Sellers through the Effective Date. Purchaser shall not be responsible for any business, occupation, withholding or similar Tax, or any Taxes of any kind related to the Assets or the business of Sellers for any period prior to the Effective Date.

     3.15 Ownership. Sellers are the owners, beneficially and of record, of all of the Assets, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions, except as otherwise described on Exhibit 3.15 hereto.

     3.16 Accounts. The list of customers attached hereto as Exhibits 3.16(A) and 3.16(B) represents the customers with which each Seller now does business, principally in the area of mortgage credit reporting. The Sellers maintain a contract or agreement with most but not all customers; such agreements shall be delivered to Purchaser at Closing. Except as described on Exhibits 3.16(E) and 3.16(F), to the best of Sellers' knowledge and belief, all such contracts or agreements are valid and enforceable contracts or agreements and are not currently, and will not be at Closing, in material default, invalid or unenforceable in any manner, nor is termination threatened or imminent to the actual knowledge of Sellers. Sellers have performed all of their material obligations and material responsibilities as described under each such contract or agreement, none of such contracts or agreements are subject to any counterclaim or set-off and such contracts are in full force and effect and will continue in full force and effect following the Closing (assuming continuing performance by Purchaser following the Closing, which is not warranted or represented by Sellers). Except as described on Exhibits 3.16(G) or 3.16(H), Sellers have no reason to believe that amounts payable under such contracts or agreements, assuming due performance by Purchaser in the future (which is not warranted or represented by Sellers), will not be paid in accordance with the terms of such contracts or agreements. Sellers have not received any notices of default, claims, or any other type of notice with respect to each such contract or agreement or, if such notice has been received, a copy of any such notice has been provided in writing to Purchaser.

     3.17 License Agreements. Attached as Exhibit 3.17 is a complete and accurate list of any license agreements to which Sellers are a party as of the date hereof. Also stated on Exhibit 3.17 is the expiration date of each such license agreement. Except as described on Exhibit 3.17, all such license agreements are valid and enforceable contracts or agreements and are not currently, and will not be at Closing, in material default, invalid or unenforceable in any manner. To the extent the transfer of any license agreement hereunder requires the consent of any third party, Sellers and Shareholder shall use their best efforts to obtain such consents. Sellers have not received any written notices of default, claims or any other type of written notice with respect to any license agreement or, if such written notice has been received, a copy of such notice has been provided in writing to Purchaser. Notwithstanding any provision to the contrary, Seller and Shareholder make no representation or warranty concerning the right or power of Seller to assign to Purchaser any license agreement or rights of Seller, except in accordance with the terms of any license agreements to which Seller is a party.

     3.18 Intellectual Property. Attached as Exhibit 3.18 to this Agreement is a schedule of all trade names, trademarks, service marks, copyrights, computer software, source code and their registrations, owned by Sellers or in which Sellers have any right, license, or for which Sellers have made application, together with a brief description of each (hereinafter collectively the "Intellectual Property"). To the best of Sellers' knowledge, Sellers have not infringed, and by their use of their Intellectual Property, are not now infringing on any United States or state trade name, trademark, service mark or copyright belonging to any other person, firm or corporation and, to the best of Sellers' knowledge, the use of the Intellectual Property by Purchaser will not conflict with, infringe on or otherwise violate the rights of others.

     3.19 Customers. Exhibits 3.19(A) and 3.19(B) to this Agreement set forth a correct and current list of all customers of Sellers together with summaries of the revenues from each customer during the most recent 12 months ending 30 days prior to the date hereof.

     3.20 Contracts. Except as set forth in Exhibit 3.20, Sellers are not parties to, nor is the property of Sellers bound by, any contract, distributorship agreement, license agreement, agency agreement or output or requirements agreement, or any other agreement, indenture, mortgage, deed of trust, lease, security agreement, loan agreement or instrument which Purchaser would succeed to by its purchase of the Assets, nor will the purchase of the Assets by Purchaser create any default by Sellers as to any of such agreements which will materially adversely affect the Purchaser's use of the Assets.

     3.21 Financial Statements. Sellers have delivered to Purchaser copies of each Seller's balance sheet as of December 31, 1998 and the statements of income and retained earnings for the two years then ended and for the interim period commencing January 1, 1999 and ending March 31, 1999 (collectively, the "Financial Statements"). The Financial Statements are based upon the information contained in the books and records of Sellers and fairly and accurately present the financial condition of Sellers as of the dates thereof and results of operations for the periods referred to therein. The monthly financial statements generated by Sellers from and after March 31, 1999 delivered to Purchaser will be prepared on a basis consistent with the methods and procedures used to prepare the Financial Statements.

     3.22 Absence of Undisclosed or Contingent Liabilities. Sellers have no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) except as otherwise set forth in the Financial Statements and Exhibit
3.22 hereto.

     3.23 No Material Adverse Changes. Since the date of the most recent Financial Statements, there has been no change materially adverse to Sellers in their Assets, financial condition, gross profit, operating results, customer, employee or supplier relations, business condition or prospects, except as otherwise disclosed on Exhibit 3.23 hereto.

     3.24 Absence of Developments. Since the date of the Term Sheet by and between Sellers and Purchaser, Sellers have, and will until Closing:

          (a) Conducted their business and operations only in the regular and ordinary course; maintained reasonable business insurance; committed no waste of the Assets; disposed or otherwise changed the nature of any Asset such that cash or accounts receivable are increased (other than in the ordinary course of business), nor created or suffered to exist any material lien, charge or encumbrance on any Asset or incurred any indebtedness for borrowed money (other than in the ordinary course) which is secured by one or more of the Assets; and has used its best efforts to maintain and preserve its business organization intact and maintain its relationships with suppliers, employees, customers and others;

          (b) Refrained from making capital expenditures or commitments for additions to the property, plant or equipment or entered into transactions which could materially alter or affect operations, except as otherwise have been approved in writing by Purchaser;

          (c) Except for the assets to be retained by Sellers, refrained from paying the officers or directors or their affiliates, whether in the capacities of shareholders, directors, officers or employees, any dividends or any bonuses or any other forms of compensation except for non-bonus compensation in accordance with current practice; and

          (d) Maintained title to, and refrained from making or permitting, any transfer, sale, pledge, encumbrance on, lien or other disposition of the Assets of Sellers except in the ordinary course of business.

     3.25 Title to Properties. Sellers do not own any real property. The office leases to which Sellers are a party, true and complete copies of which are attached hereto as Exhibits 3.25(A) and 3.25(B), are in full force and effect, and Sellers hold a valid and existing leasehold interest in such leases for the terms set forth in such leases. The fixed assets necessary for the conduct of Sellers' business are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. There are no material defects in such fixed assets or other conditions relating thereto which, in the aggregate, materially adversely affect the operation or value of such fixed assets. Sellers own, or lease under valid leases, all equipment and other tangible assets necessary for the conduct of their business.

     3.26 Tax Matters.

          (a) The Sellers have filed all Tax Returns that they were required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Sellers (whether or not shown on any Tax Return) have been paid. The Sellers are not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Sellers do not file Tax Returns that they are or may be subject to taxation by that jurisdiction. There are no encumbrances on any of the Assets of the Sellers that arose in connection with any failure (or alleged failure) to pay any Taxes.

          (b) The Sellers have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

          (c) There is no basis for any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any liability for Taxes of the Sellers (i) claimed or raised by any authority in writing or orally with any directors, officers or employees of the Sellers, or (ii) as to which any such person has knowledge based upon personal contact with any agent of such authority. Exhibits 3.26(A) and 3.26(B) list all federal, state, local and foreign income Tax Returns filed with respect to the Sellers for taxable periods ended on or after December 31, 1996, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to the Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies filed, assessed against or agreed to by the Sellers since December 31, 1996.

     3.27 Tax Notices. Except as set forth on Exhibit 3.27 hereto, no deficiency for any Taxes has been proposed, asserted or assessed against Sellers that has not been resolved and paid in full. No waiver, extension or comparable consent given by Sellers regarding the application of the statute of limitations with respect to any Taxes is outstanding, nor is any request for any such waiver or consent pending. Except as described in Exhibit 3.27 hereto, there has been no tax audit or other administrative proceeding or court proceeding with respect to any Taxes, nor is any such Tax audit or other proceeding pending, nor has there been any notice to Sellers by any taxing authority regarding any such Tax, audit or other proceeding or, to the best knowledge of Sellers, is any such Tax audit or other proceeding threatened with regard to any Taxes. Sellers do not expect the assessment of any additional Taxes and are not aware of any unresolved questions, claims or disputes concerning the liability for Taxes which would exceed the estimated reserves established on its books and records. For the purposes hereof, the term "Taxes" means all taxes, charges, fees, levies or other assessments, including without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, workmen's compensation, social security, unemployment, excise, estimated, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon Sellers.

     3.28 Employees. Except as described on Exhibit 3.28, (a) Sellers have no actual or constructive notice that any executive employee of either Seller or any group of Seller's employees has any plan or intention to terminate his, her or its employment following the Closing; (b) each Seller has complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (c) to the best of each Seller's knowledge, such Seller has no material labor relations problem pending and its labor relations are satisfactory; (d) there are no workmen's compensation, sexual harassment, discrimination or claims pending against either Seller nor is such Seller aware of any facts that would give rise to such claims; (e) to the best of each Seller's knowledge, no employee of either Seller is subject to any secrecy or non-competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of such Seller; and (f) to the best of both Sellers' knowledge, no employee or former employee of either Seller has any claim with respect to any intellectual property rights of such Seller. Within two weeks following the Closing, Sellers intend to pay to all of their former employees a termination bonus, the amount of which will vary among employees.

     3.29 Employee Benefit Plans.

          (a)  Except as  provided  in  writing  to  Purchaser  and as listed on
     Exhibit 3.29, with respect to all employees and former employees of Sellers and all dependents and beneficiaries of such employees and former employees, (i) Sellers do not maintain or contribute to any non-qualified deferred compensation or retirement plans, contracts or arrangements, (ii) Sellers do not maintain or contribute to any qualified defined contribution plans as defined in Section 3(34) of ERISA or Section 414(i) of the Code,
     (iii) Sellers do not maintain or contribute to any qualified defined benefit plans as defined in Section 3(35) of ERISA or Section 414(j) of the Code, and (iv) Sellers do not maintain or contribute to any employee welfare benefit plans as defined in Section 3(1) of ERISA.

          (b) To the best of each Seller's knowledge, to the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all employee benefit plans as defined in Section 3(3) of ERISA which such Seller does maintain or to which it does contribute
     (collectively, the "Plans") comply in all material respects with the requirements of ERISA and the Code. With respect to the Plans, (i) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year, (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits, and (iii) there have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code.

            (c) Sellers do not contribute (and have not ever contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. Sellers have no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. Sellers have no actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) that will be set forth in writing to Purchaser, and (ii) health care continuation benefits described in Section 4980B of the Code.

     3.30 Gifts. Neither Sellers nor any of their officers, directors or shareholders has made or agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee, political party, candidate for office, governmental agency or instrumentality or any other person in a position to assist or hinder Sellers in connection with any actual or proposed business transaction.

     3.31 Employee Health and Safety. Sellers have not violated and have no liability, and have not received a notice or charge asserting any violation of or liability under, OSHA or any other federal or state acts (including rules and regulations thereunder) and, to the best of each Seller's knowledge, regulating or otherwise affecting employee health and safety.

     3.32 Representations as to Knowledge. The representations and warranties contained in Article III hereof shall in each and every event whereby an exercise of discretion or a statement to the "best knowledge", "best of knowledge" or "knowledge" is required on behalf of any party to this Agreement be deemed to require that such exercise of discretion or statement be in good faith, with due diligence, to the best efforts of each such party and be exercised always in a reasonable manner and within reasonable times.

     3.33 Representations Concerning Solvency. Neither Seller has incurred, and, prior to and until the Closing, does intend to incur, and has no reasonable basis to believe that it will incur, any debts beyond its ability to pay such debts as they become due. Each Seller has, and, prior to and until the Closing, will continue to have, assets greater than each Seller's debts, based upon a fair valuation and has paid, and will pay, its debts as they become due. Purchaser may rely on such representations in asserting that Purchaser has no reasonable cause to believe that either Seller is or will become insolvent as a result of the transactions contemplated hereby. Each Seller has undertaken the transactions described herein in good faith, considering its obligations to any person or entity to whom such Seller owes a right to payment, whether or not the right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and has undertaken the transaction described herein without any intent to hinder, delay or defraud its creditors. Each Seller will not, and has not, concealed this transaction or the proceeds of such transaction from any of its creditors. Each Seller has not removed or concealed any assets from its creditors and will not incur debt in connection with the assets or business that is significantly greater than the normal and customary debts of such Seller in the ordinary course. Neither Seller contemplates and has no reason to contemplate it will seek protection under the bankruptcy laws and believes in good faith that it will receive consideration reasonably equivalent to the value of the Assets being purchased by the Purchaser.

     3.34 Disclosures. The Shareholder hereby individually represents and acknowledges to the Purchaser that Shareholder has received a disclosure package containing the Purchaser's SEC documents and has further received all information regarding the Purchaser requested by Shareholder and such disclosure package has been carefully reviewed by Shareholder and his legal and tax counsel.

                                   ARTICLE IV
                        PRE-CLOSING COVENANTS OF SELLERS

     Sellers hereby covenant and agree that, between the date hereof and the Closing, they will comply with the provisions of this Article IV, except to the extent Purchaser may otherwise consent in writing.

     4.1 Inspection of Properties and Books. Sellers shall assist any individual or individuals designated by Purchaser with reasonable prior notice to visit or inspect any property of Sellers, at reasonable times acceptable to both parties, including books of accounts and records of Sellers, to make extracts or copies of such books and records and to discuss the affairs, finances and accounts of Sellers with their officers, and shall use their best efforts to obtain access for Purchaser to Sellers' accountants' work papers. As a condition to the Closing, the parties acknowledge and agree that Sellers shall furnish to Purchaser Evaluation Material which shall be used in connection with a due diligence review. The parties agree that Purchaser shall treat the Evaluation Material confidentially, and shall not disclose to any party, except as otherwise set forth herein, the Evaluation Material or any information set forth therein; provided, however, that Purchaser is authorized to disclose the Evaluation Material to its investment banker, counsel and accountants for their review. Purchaser shall instruct its officers, directors, employees, agents or representatives of the confidential nature of the Evaluation Material and shall be responsible for ensuring that the Evaluation Material is kept confidential by such persons. In the event the Closing is not consummated, all Evaluation Material shall be returned to Sellers, within ten days of a request therefor, with the understanding that Purchaser shall retain no copies of the Evaluation Material and shall not disclose to any other party the Evaluation Material or information contained therein, with the exception of (i) information which becomes generally available to the public other than as a result of disclosure by Purchaser, or (ii) information included in the Evaluation Material which is first disclosed by a third party not bound by a confidentiality agreement with Sellers and (iii) information required to be disclosed in any registration statement or periodic report under the disclosure requirements of applicable federal and state securities laws.

     4.2 Other Contracts. Except in the ordinary course of business, Sellers shall not enter into or become subject, and shall not cause Sellers to enter into or become subject, to any agreement, transaction, or commitment which would restrict or in any way impair the obligation or ability of Sellers to comply with all of the terms of this Agreement.

     4.3 Ongoing Operation. Sellers shall carry on their business diligently and substantially in the same manner as heretofore conducted. The businesses of Sellers shall be conducted only in the ordinary course and neither the Shareholder of Sellers nor Sellers shall take any action except in the ordinary course of the Sellers' businesses, on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and Sellers' past custom and industry practice.

     4.4 Indebtedness. Sellers will not create, incur, assume, guarantee or otherwise become liable with respect to any indebtedness related or connected with, or secured by, the Assets, except in the ordinary course of their business. Except in the ordinary course of their business, Sellers will not sell, pledge, encumber or otherwise subject the Assets to any claim or indebtedness.

     4.5 Records. Sellers shall maintain their books, accounts and records in the usual, regular and ordinary manner.

      4.6 Articles of Incorporation; Bylaws. Sellers will not amend their Articles of Incorporation or Bylaws or otherwise alter its corporate existence or powers.

     4.7 Distributions or Dividends. Sellers will not declare or pay any dividend, make any distribution on shares of their capital stock or repurchase any shares of their capital stock.

     4.8 Notice of Breach. In the event of and promptly after becoming aware of the occurrence or threatened occurrence of any event which would cause or constitute a breach of any warranty, representation, covenant or agreement of Sellers contained herein, Sellers shall give notice in writing of such event or threatened event to Purchaser and use all reasonable efforts to prevent or promptly remedy such breach or threatened breach.

     4.9 Nondisclosure. The parties agree that any publicity release, security filing, memorandum or any other communication, whether written or oral, identifying this proposed transaction shall not identify Sellers at any time prior to Closing unless required by applicable securities laws or regulations. Sellers shall timely review and approve any public communication prepared by Purchaser before its dissemination and release.

     4.10 Employment Matters. Sellers shall not, directly or indirectly, except in the ordinary course of business and with prior notice to Purchaser, (i) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officers or directors or consultants, or (ii) take any action with respect to the grant of any bonuses, salary increases, severance or termination pay or with respect to any increase of benefits payable in effect on the date hereof. Sellers shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any director.

     4.11 Insurance. Without providing Purchaser 30 days' prior written notice, Sellers shall not cancel or terminate their current insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect. To the extent Sellers have paid premiums for insurance coverage that will continue in effect on a post-Effective Date basis, the Purchaser will reimburse Sellers within 15 days of Closing the prorated portion of post-Effective Date insurance coverage based upon the time period covered by such insurance both prior to, and subsequent to, the Effective Date. Sellers shall purchase tail coverage covering Sellers and their officers and directors for any error and omission policy maintained by Sellers prior to Closing.

     4.12 Preservation of Business. Sellers and the Shareholder shall (i) use their best efforts to preserve intact Sellers' business organization and goodwill, keep available the services of Sellers' officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with Sellers, (ii) confer on a regular and weekly basis with representatives of Purchaser to report operational matters and the general status of ongoing operations, (iii) not intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made by Sellers in the Agreement untrue at the Closing, (iv) notify Purchaser of any emergency or other change in the normal course of Sellers' business or in the operation of Sellers' properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of Sellers or the ability of Sellers to consummate the transactions contemplated by this Agreement, and (v) promptly notify Purchaser in writing if Sellers or their representatives shall discover that any representation or warranty made by Sellers in this Agreement was when made, or has subsequently become, untrue in any respect.

     4.13 Regulatory Filings. Sellers are not required, and shall not be required prior to or following Closing, to make any filings or submissions under any laws or regulations applicable to Sellers for the consummation of the transactions contemplated herein. Sellers shall make all filings necessary such that, at the Closing, Purchaser may file for and obtain use of each Seller's corporate name identified on page one of this Agreement. Purchaser has advised Sellers that the execution of this Agreement and closing of the transaction contemplated hereby may require the Purchaser to provide certain disclosure concerning the business and the financial statements of Sellers to the United States Securities and Exchange Commission. Sellers hereby consent to the inclusion of disclosure concerning Sellers, the financial statements of Sellers and the representations and warranties made by Sellers in the course of this transaction, in a periodic report or any amendment thereto, in order to allow Purchaser to discharge its disclosure obligations under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Prior to making any such disclosure, Purchaser shall afford Sellers an opportunity to review and comment thereon.

     4.14 No Negotiations. None of Sellers, their officers, directors or the Shareholder shall cause Sellers to, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage submission of any proposal or offer from any person or entity (including any of its or their officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or the purchase of all or a material portion of the assets of, or any equity interest in, either Seller, or any similar transaction or business combination involving either Seller, or participate in any negotiations regarding, or furnish to any other person, any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. Sellers shall within five business days notify Purchaser of any such proposal or offer, or any inquiry from or contact with any person with respect thereto, and shall promptly provide Purchaser with such information regarding such proposal, offer, inquiry or contact as Purchaser may request.

     4.15 Assignment of Contracts, Leases and Other Agreements. Sellers agree that, prior to the Closing, they will use their best efforts to secure the approval of all parties with which Sellers have customer, supplier or other agreements as to which consent is expressly required and assignment is contemplated to Purchaser and, should Purchaser desire to assume any other contract, lease, agreement or right, Sellers shall use their best efforts to secure the approval of the remaining party to the contract, lease, agreement or right such that Purchaser may succeed to rights and obligations of Sellers under such contracts, leases, agreements or rights.

     4.16 Best Efforts. Sellers agree to use their best efforts in good faith to satisfy the various conditions to Closing and to consummate the transactions provided for herein as expeditiously as possible. Sellers will not take or knowingly permit to be taken any action that would be in breach of the terms or provisions of this Agreement or that would cause any of their representations and warranties contained herein to be or become untrue.

     4.17 Additional Disclosure. From the date of this Agreement to and including the Closing, Sellers promptly upon the occurrence thereof, will advise Purchaser of each event subsequent to the date hereof which would have had to be disclosed on any exhibit to this Agreement had it occurred prior to the date hereof.

                                    ARTICLE V
                             POST-CLOSING COVENANTS

     The parties agree as follows with respect to the period following the Closing.

     5.1 Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article X).

     5.2 Litigation Support. In the event and for so long as any party actively is contesting or defending against any action, suit, proceedings, hearing, investigation, charge, complaint, claim or demand in connection with (a) any transaction contemplated by this Agreement, or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing involving the Sellers, each of the other parties will cooperate with each other and counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article X).

                                   ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to Sellers that the statements contained in this Article VI are true, correct and complete as of the date of this Agreement and will, except as otherwise expressly provided in this Agreement be true, correct and complete on Closing as follows:

     6.1 Organization and Qualification of Purchaser. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has the full corporate power and authority to own and operate its properties and to carry on its business.

     6.2 Authorization. This Agreement has been duly and validly executed by Purchaser, as certified in Exhibit 6.2 hereto, and the agreements, representations, and warranties contained herein constitute valid and binding obligations, representations, and warranties of Purchaser enforceable in accordance with their terms.

     6.3 No Conflicting Agreements. The execution and delivery of this Agreement by Purchaser does not, and consummation by Purchaser of the transactions contemplated hereby will not, (a) violate any existing term or provision of any law, regulation, order, writ, judgment, injunction or decree applicable to
Purchaser, (b) conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Purchaser or of any agreement or instrument to which Purchaser is a party, or (c) result in the creation or imposition of any lien, charge, security interest, encumbrance, restriction or claim upon Purchaser or any of its assets.

     6.4 Compliance with Applicable Law. Purchaser has not received any notice or information of any violation, probable violation or default by Purchaser under any applicable law, regulation or order of any governmental department, commission, board or agency or instrumentality, domestic or foreign, having jurisdiction over Purchaser's operations which could materially adversely affect the business, operations, financial condition, properties or assets of Purchaser or the ability to consummate the transaction contemplated hereby.

     6.5 Litigation. There are no material actions, proceedings or investigations pending, or to the knowledge of Purchaser, threatened against Purchaser or its officers or directors, before any court or administrative agency or administrative officer.

     6.6 Material Misstatements or Omissions. Neither this Agreement nor any other document, certificate or statement furnished to Sellers by or on behalf of Purchaser in connection with this Agreement contains any untrue statement of a material fact, or omits any material fact necessary to make the statements contained herein and therein not misleading in light of the context in which they were made.

     6.7 Consents and Approvals. The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of Purchaser's obligations hereunder, do not require Purchaser to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority except (i) such as have been duly obtained or made, as the case may be, and are in full force and effect on the date hereof and will continue to be in full force and effect on the Closing, and (ii) those which the failure to obtain would have no material adverse effect on the transactions contemplated hereby.

     6.8 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by representatives of Purchaser directly with Sellers, without the intervention of any person on behalf of Purchaser in such manner as to give rise to any valid claim by any person against Sellers for a finder's fee, brokerage commission or similar payment. All rights of indemnity under Article X hereof shall apply to any claim relating to a Loss (hereinafter defined) arising out of this Agreement for any fee, commission or similar payment.

     6.9 Representations as to Knowledge. The representations and warranties contained in Article VI hereof shall in each and every event whereby and exercise of discretion or a statement to the "best knowledge", "best of knowledge" or "knowledge" is required on behalf of any party to this Agreement be deemed to require that such exercise of discretion or statement be in good faith, with due diligence, to the best efforts of each such party and be exercised always in a reasonable manner and within reasonable times.

     6.10 SEC Filings. Purchaser has filed in a timely manner all reports required to be filed by Purchaser with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "34 Act"). As of their respective filing dates, all registration statements and reports filed by Purchaser with the SEC pursuant to the Securities Act of 1933, as amended (the "33 Act") or the 34 Act (the "SEC Filings") complied in all material respects with the requirements of the 33 Act or the 34 Act, as the case may be, and none of the SEC Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed by Purchaser with the SEC. The financial statements of Purchaser, including the notes thereto, included in the SEC Filings (the
"Purchaser Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the financial position of Purchaser as of the dates thereof and the results of Purchaser's operations and cash flows for the periods then ended. There has been no change in Purchaser's accounting policies except as described in the notes to the Purchaser Financial Statements.

     6.11 No Material Adverse Change. Since the date of the balance sheet included in Purchaser's most recent report on Form 10-KSB as filed with the SEC, Purchaser has conducted its business in the ordinary course and there has not occurred (i) any material adverse change in the financial condition, liabilities, assets or business of Purchaser, (ii) any amendment or change in the Articles of Incorporation or Bylaws of Purchaser, or (iii) any damage to, or destruction or loss of, any assets of Purchaser that materially and adversely affects the financial condition, business or prospects of Purchaser.

     6.12 Absence of Undisclosed or Contingent Liabilities. Purchaser has no liabilities, whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted in excess of $50,000 except as otherwise set forth in its SEC Reports.

      6.13 Representations Concerning Solvency. The Purchaser has not incurred, and does not intend to incur, and has no reasonable basis to believe that it will incur, any debts beyond its ability to pay such debts as they become due. Purchaser has paid, and will pay, its debts as they become due. Sellers may rely on such representations in asserting that Sellers have no reasonable cause to believe that Purchaser is or will become insolvent as a result of the transactions contemplated hereby. Purchaser has undertaken the transactions described herein in good faith, considering its obligations to any person or entity to whom Purchaser owes a right to payment, whether or not the right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and has undertaken the transaction described herein without any intent to hinder, delay or defraud its creditors. Purchaser will not, and has not, concealed this transaction from any of its creditors. Purchaser has not removed or concealed any assets from its creditors and will not incur debt in connection with the assets or business that is significantly greater than the normal and customary debts of Purchaser in the ordinary course. Purchaser does not contemplate and has no reason to contemplate it will seek protection under the bankruptcy laws and believes in good faith that it will receive consideration reasonably equivalent to the value of the purchase price being paid to Sellers.

     6.14 Knowledge of Industry. Purchaser has been engaged in the business of credit reporting for several years and except for the express warranties and representations set forth in this Agreement is buying the Assets on an "as is, where is" basis.

                                   ARTICLE VII
                             COVENANTS OF PURCHASER

     Purchaser covenants and agrees as follows:

     7.1 Other Contracts. From and after the date of this Agreement, Purchaser will not enter into or become subject to any agreement or commitment which would restrict or in any way impair the obligation of Purchaser to comply with all of the terms of this Agreement.

     7.2 Additional Disclosure. From the date of this Agreement to and including the Closing, Purchaser will, promptly upon the occurrence thereof, advise Sellers of each event subsequent to the date hereof which would have had to be disclosed by Purchaser on any exhibit to this Agreement had it occurred prior to the date hereof.

     7.3 Notice of Breach. In the event of and promptly after becoming aware of the occurrence or threatened occurrence of any event which would cause or constitute a breach of any warranty, representation, covenant or agreement of Purchaser contained herein, Purchaser shall give notice in writing of such event or threatened event to Sellers and use all reasonable efforts to prevent or promptly remedy such breach or threatened breach.

     7.4 Nondisclosure. The Purchaser agrees that any publicity release, security filing, or any other communication, whether written or oral, identifying this proposed transaction shall not identify Sellers any time prior to Closing unless required by applicable securities laws or regulations.

     7.5 Best Efforts. Purchaser agrees to use its best efforts in good faith to satisfy the various conditions to Closing and to consummate the transactions provided for herein as expeditiously as possible. Purchaser will not take or knowingly permit to be taken any action that would be contrary to or in breach of the terms or provisions of this Agreement or that would cause any of the representations and warranties of Purchaser contained herein to be or become untrue.

     7.6 Regulatory Filings. Purchaser has advised Sellers that the transaction contemplated hereby will require Purchaser to file disclosure, in the form of a periodic report or amendments thereto, with the United States Securities and Exchange Commission, which report may include disclosure concerning, and the financial statements of, Sellers. Purchaser agrees to provide Sellers upon request a copy of such periodic report or any amendment thereto. Purchaser will make all required filings with the Securities and Exchange Commission that relate to this transaction.

      7.7 Non-Compete and Confidentiality Agreements. At or prior to Closing, each Seller and the Shareholder shall enter into non-compete and confidentiality agreements with Purchaser substantially in the form of Exhibit 7.7 hereto.

                                  ARTICLE VIII
                         CONDITIONS PRECEDENT TO CLOSING

     8.1 Conditions Precedent to Obligations of Sellers. The obligations of Sellers to consummate and effect this Agreement are subject to the satisfaction in all material respects, on or before Closing, of the following conditions (unless waived by Sellers in writing in the manner provided in Section 8.1(d) hereof):

          (a) Representations and Warranties of Purchaser; Performance by Purchaser. (i) The representations and warranties of Purchaser set forth in
     Article VI hereof shall (except where stated to be as of an earlier date) be accurate in all material respects on and as of the Closing as though made on and as of the Closing, except for any changes resulting from activities or transactions which may have taken place after the date hereof which are expressly permitted by this Agreement or which have been entered into in the ordinary course of business and are not expressly prohibited by this Agreement; (ii) Purchaser shall have performed all obligations and complied with all covenants required to be performed or to be complied with by Purchaser under this Agreement prior to or at the Closing Date including the delivery of all documents required at the Closing; and (iii) Sellers shall have received a certificate dated the Closing and signed by the President of Purchaser to the effect that the representations and warranties made by Purchaser in this Agreement are true and accurate in all material respects as of the Closing (or, where applicable, as of the earlier specified date), which certificate shall be in the form of Exhibit 8.1.

          (b) Action. All action necessary to authorize the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby shall have been duly and validly taken by Purchaser. Purchaser shall have furnished Sellers with copies of all consents or resolutions adopted or executed by Purchaser in connection with such actions, certified by the Secretary of Purchaser.

          (c) No Action or Proceeding. As of the Closing, no action or proceeding by any public authority or person shall be pending before any court or administrative body or overtly threatened to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated herein. There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by Purchaser of all or a material portion of the business or Assets of Sellers, or to compel Sellers or Purchaser to dispose of or to hold separately all or a material portion of the business or assets of Sellers, as a result of the transactions contemplated hereby, (iii) seeking to require direct or indirect transfer or sale by Purchaser of any of the Assets, (iv) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached hereto as Exhibits, or otherwise contemplated hereby, (v) seeking relief against Purchaser under any federal or state law or regulation relating to bankruptcy, insolvency, reorganization or moratorium or creditors' rights generally, (vi) otherwise relating to and materially adversely affecting the transactions contemplated hereby, or
     (vii) which could result in any material adverse change in the business, operations, financial condition or properties of Purchaser.

          (d) Waiver of Conditions Precedent. Sellers may waive any or all of the conditions precedent set forth in this Article VIII, either prospectively or retroactively, by giving written notice of such waiver to Purchaser. No waiver of any condition precedent pursuant to this paragraph 8.1(d) shall, unless otherwise expressly stated in such written notice of waiver, extend to any covenant or agreement contained herein or to any other condition precedent.

          (e) No Adverse Changes. There shall have been no event or change occurring between the execution of this Agreement and the Closing which in the aggregate may be deemed to have a material adverse effect on the business, operations, financial condition or properties of Purchaser.

          (f) Discovery of Facts or Circumstances. Sellers shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been disclosed to Sellers as of the date of this Agreement regarding the business, assets, liabilities, properties, condition (financial or otherwise), results of operations or prospects of Purchaser which is, individually or in the aggregate with other such facts and circumstances, materially adverse to Purchaser.

          (g) Opinion of Counsel. Sellers shall have received from Jones & Keller, P.C., counsel to Purchaser, an opinion dated the Closing, to the following effect:

               (i) Purchaser is a corporation duly organized, validly existing in a good standing under the laws of the State of Colorado.

               (ii) Execution and delivery of this Agreement and the Notes and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action, corporate and otherwise, by Purchaser; this Agreement is a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except as enforcement can be limited by general equitable principles or bankruptcy, insolvency or similar laws affecting creditor's rights generally.

               (iii) The execution and delivery of the Agreement and the Notes will not violate or conflict with the Articles of Incorporation or Bylaws of Purchaser or any agreement known to such counsel to which Purchaser is a party or by which Purchaser or its assets are bound.

               (iv) No consent, approval, authorization or order of, and no notice to or filing with, any governmental agency or body or any court is required to be obtained or made by Purchaser pursuant to this Agreement and the Notes except such as has been obtained or made.

               (v) Except as disclosed in this Agreement or the Exhibits hereto, such counsel is not aware of any material pending or threatened action, suit, proceeding or investigation before any court or any public, regulatory or governmental agency, authority or body, involving Purchaser or any of its officers or directors, and such counsel does not know of any legal matter or government proceedings regarding Purchaser.

          (h) Miscellaneous. No party shall have initiated action seeking monetary damages or claims in connection with, or seeking to prohibit or enjoin the transactions described in this Agreement.

          (i) Litigation. There shall be no actions, proceedings or investigations pending, threatened against Purchaser or its officers or directors before any court, any administrative agency or administrative change in the business, operations, financial condition or properties of Purchaser.

          (j) Breach or Violation. Purchaser shall have obtained, or caused to be obtained, approval necessary in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of the Assets, pursuant to the provisions of any agreement, arrangement or undertaking of or affecting Purchaser or any license, franchise or permit of or affecting Purchaser.

          (k) Governmental Filings. All material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby shall have been duly made and obtained by Purchaser (except filings required by Sellers pursuant to applicable securities laws).

     8.2 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate and effect this Agreement are subject to the satisfaction in all material respects, on or before Closing, of the following conditions (unless waived by Purchaser in writing in the manner provided in Section 8.2(f) hereof):

          (a) Representations and Warranties of Sellers and Shareholder; Performance by Sellers. (i) The representations and warranties of Sellers and their Shareholder set forth in Article III hereof shall (except where stated to be as of an earlier date) be accurate in all material respects on and as of the Closing as though made on and as of the Closing, except for any changes resulting from activities or transactions which may have taken place after the date hereof which are expressly permitted by this Agreement or which have been entered into in the ordinary course of business and are not expressly prohibited by this Agreement; (ii) Sellers shall have performed all obligations and complied with all covenants required to be performed or to be complied with by them under this Agreement prior to the Closing; (iii) Purchaser shall have received certificates dated as of the Closing and signed by the President of Sellers to the effect that the representations and warranties made by Sellers in this Agreement are true and accurate in all material respects as of the Closing (or, where applicable, as of the earlier specified date) in the form attached as Exhibits 8.2(A) and 8.2(B); and (iv) Purchaser shall have entered into non-compete and confidentiality agreements with each Seller and the Shareholder in the form attached as Exhibit 7.7, which shall commence by their terms on Closing of the purchase of the Assets.

          (b) Action. All action necessary to authorize the execution, delivery and performance of this Agreement by Sellers and the consummation of the transactions contemplated hereby shall have been duly and validly taken by Sellers. Sellers shall have furnished Purchaser with copies of all consents or resolutions adopted or executed by Sellers in connection with such actions, certified by the Secretaries of Sellers.

          (c) No Action or Proceeding. As of the Closing, no action or proceeding by any public authority or person shall be pending before any court or administrative body or overtly threatened to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated herein. Further, except as described in Exhibit 3.7, there shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign,
     (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by Purchaser of all or a material portion of the businesses or assets of Sellers, or to compel Purchaser or Sellers to dispose of or to hold separately all or a material portion of the businesses or assets of Sellers, as a result of the transactions contemplated hereby, (iii) seeking to require direct or indirect transfer or sale by Purchaser of any of the Assets, (iv) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached hereto as Exhibits, or otherwise contemplated hereby, (v) seeking relief against either Seller under any federal or state law or regulation relating to bankruptcy, insolvency, reorganization or moratorium or creditors' rights generally, (vi) otherwise relating to and materially adversely affecting the transactions contemplated hereby, or
     (vii) which could result in any material adverse change in the business, operations, financial condition or properties of either Seller or the Assets.

          (d) No Adverse Changes. There shall have been no event or change occurring between the execution of this Agreement and the Closing which in the aggregate may be deemed to have a material adverse effect on the business, operations, financial condition or properties of either Seller or its Assets.

          (e) Litigation. Except as described on Exhibit 3.12, there shall be no actions, proceedings or investigations pending, threatened against either Seller or their officers or directors before any court, any administrative agency or administrative officer or executive, which could result in any material adverse change in the business, operations, financial condition or properties of either Seller or its Assets.

          (f) Waiver of Conditions Precedent. Purchaser may waive any or all of the conditions precedent set forth in this Section 8.2, either prospectively or retroactively, by giving written notice of such waiver to Sellers. No waiver of any condition precedent pursuant to this Section 8.2(f) shall, unless otherwise expressly stated in such written notice of waiver, extend to any other covenant or agreement contained herein or to any other condition precedent.

          (g) Breach or Violation. Sellers shall have obtained, or caused to be obtained, each consent and approval necessary in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of the Assets, pursuant to the provisions of any agreement, arrangement or undertaking of or affecting Sellers or any license, franchise or permit of or affecting either Seller.

          (h) Governmental Filings. All material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby shall have been duly made and obtained by Sellers (except filings required by Purchaser pursuant to applicable securities laws).

          (i) Discovery of Facts or Circumstances. Purchaser shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been disclosed to Purchaser as of the date of this Agreement regarding the business, assets, liabilities, properties, condition (financial or otherwise), results of operations or prospects of Sellers which is, individually or in the aggregate with other such facts and circumstances, materially adverse to either Seller or the value of its Assets.

          (j) Damage. There shall have been no damage, destruction or loss of or to any property or properties owned or used by either Seller, or to the Assets, whether or not covered by insurance which, in the aggregate, has or would be reasonably likely to have, a material adverse effect on such Seller.

          (k)  Opinion  of  Counsel.   Purchaser   shall  have   received   from
     Heppenstall, Savage, Trower, & Muller, LLC counsel to Sellers, an opinion dated the Closing, to the following effect:

               (i) Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.

               (ii) Upon the consummation of the transactions described herein, Purchaser will own the Assets free and clear of all adverse claims and charges, encumbrances, claims, liens or other encumbrances whatsoever, except as otherwise disclosed herein.

               (iii)   Execution   and  delivery  of  this   Agreement  and  the
          consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action, corporate or otherwise, by Sellers, and by their Shareholder; this Agreement is a valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms except as enforcement can be limited by general equitable principles or bankruptcy, insolvency or similar laws affecting creditor's rights generally.

               (iv) The execution and delivery of this Agreement and the sale of the Assets by Sellers will not violate or conflict with the Articles of Incorporation or Bylaws of Sellers or any agreement or instrument to which Sellers are a party or by which Sellers or their Assets are bound.

               (v) No consent, approval, authorization or order of, and no notice to or filing with, any governmental agency or body or any court is required to be obtained or made by Sellers for the sale of the Assets pursuant to this Agreement, except such as have been obtained or made.

               (vi) Except as disclosed in this Agreement or the Exhibits hereto and based on certificates of Seller's officers, such counsel is not aware, of any pending or threatened action, suit, proceeding or investigation before any court or any public, regulatory or governmental agency, authority or body, involving either Seller or any of its officers or directors, and such counsel does not know of any legal matter or government proceedings regarding either Seller.

                                   ARTICLE IX
                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     Except as otherwise stated below, the representations, warranties, covenants and agreements made by the respective parties in this Agreement or in a certificate executed and delivered in connection with the transactions contemplated hereby shall survive the Closing for a period of two (2) years. The foregoing shall be subject to the exception that any claims relating to tax matters covered in Sections 3.26 and 3.27 hereof shall survive for the period of the applicable statute of limitations pertaining to tax claims. All covenants, agreements, representations and warranties made herein or pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto, notwithstanding any investigation heretofore or hereinafter made by or on behalf of the parties prior to the Closing, provided, however, that no legal remedy, at law or in equity, shall be available with respect to any loss, liability, or breach of agreement or warranty or misrepresentation if the party alleging such loss, liability, breach, or misrepresentation had actual knowledge of the existence, nature and extent thereof on the Closing and, despite such knowledge, proceeded with the Closing without objection.

                                    ARTICLE X
                                 INDEMNIFICATION

     10.1  Indemnification.  Subject  to the  provisions  of Article IX and this
Article X, each of the Sellers and the Shareholder agree to indemnify in respect of, and hold Purchaser harmless against, any and all damages, claims, deficiencies, losses, and expenses (collectively "Damages") resulting from (i) any misrepresentation, breach of warranty, or nonfulfillment or failure to perform any covenant or agreement on the part of Sellers or the Shareholder made as a part of or contained in this Agreement or in any certificate executed and delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, except for Damages resulting from any such misrepresentations, breach of warranty or nonfulfillment or failure to perform any such covenant or agreement known to Purchaser and waived in writing by Purchaser as of the Closing and (ii) each Seller's operation of its business through the date of Closing. Subject to the provisions of Article IX and this
Article X, Purchaser agrees to indemnify in respect of, and hold Sellers harmless against, any and all Damages resulting from (i) any misrepresentation, breach of warranty, or nonfulfillment or failure to perform any covenant or agreement on the part of Purchaser made as a part of or contained in this
Agreement or in any certificate executed and delivered pursuant to this Agreement or in connection with the transactions contemplated hereby except for Damages resulting from any such misrepresentations, breach of warranty or nonfulfillment or failure to perform any such covenant or agreement known to Sellers and waived in writing by Sellers as of the Closing and (ii) Purchaser's operation of the purchased business after the date of Closing. The party claiming indemnification hereunder is hereinafter referred to as the "Indemnified Party" and the party against whom such claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party". Damages for which a claim or action may be asserted hereunder are hereinafter referred to as a "Loss".

     10.2 Limitation of Liability. Neither party shall be liable to the other party to this Agreement except to the extent that the aggregate amount of Losses for which they would otherwise (but for this provision) be liable under this
Article X exceeds in the aggregate the sum of $10,000 and then only to the extent of such excess. Claims for indemnification by either party shall be limited to the greater of (i) the amount of the Purchase Price, or (ii) the amount of any damages, claims, deficiencies, losses and expenses paid by the Indemnified Party to a third party.

     10.3 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under this Article X shall be asserted and resolved as follows:

               (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall, within twenty
          (20) days of such claim or demand being made, notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (the "Claim Notice"). The estimate of Loss contained in the Claim Notice shall not limit the amount of the Indemnifying Party's ultimate liability under the claim. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any such claim or demand if the Indemnified Party fails to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement within said twenty (20) day period. The Indemnifying Party shall have 30 days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand is disputed, and (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such claim or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it shall deem necessary or appropriate to protect its interest or those of the Indemnifying Party and not unreasonably prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, then, except as hereinafter provided, the Indemnifying Party shall have the right to defend by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by it to a final conclusion. If the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross complaint against any person but in any such case at the sole cost and expense of the Indemnifying Party. No claim may be settled without the consent of the Indemnifying Party, unless such settlement includes the complete release of the Indemnifying Party.

               (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has disputed such claim, as provided above, such dispute shall be resolved by arbitration as provided in Section 13.11.

     10.4 Payment of Claim. Upon the determination of the liability of Sellers or the Shareholder or Purchaser under Section 10.1, 10.2 and 10.3, as the case may be, after payment by the Indemnified Party of, or upon entry of final judgment or reaching of a settlement in respect of, an Indemnifiable Claim, or determination of a Loss to the Indemnified Party occasioned by the breach of a representation and warranty by the Indemnifying Party, and notice thereof to the Indemnifying Party, the Indemnifying Party shall within thirty (30) days after receipt of such notice pay to the Indemnified Party the amount of the payment, judgment, settlement or Loss, as the case may be.

     10.5 Other Rights and Remedies Not Affected. The indemnification rights of the parties under this Article X are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

     10.6 Post-Closing Adjustments and Right of Offset. As promptly as practicable, but in no event later than 120 days following the Closing, the Purchaser may audit and calculate the actual results of Sellers' combined operations (including an audit of gross revenues) from January 1, 1998 through the Closing and the prior fiscal year ended December 31, 1997. In the event of a material variation in Sellers' combined gross revenues between the results of such audit and the representation as to combined gross revenues made by Sellers to Purchaser in Exhibit 10.6 hereto (such material variation in revenues to be defined as a variation of more than $10,000), then the Purchaser shall have the right within such 120 day period to offset 65% of the amount of such material variation in excess of the above-described amount against the Notes in whatever proportion the Purchaser determines. In addition, the amount of any such offset shall also be increased by interest calculated at the rate of 18% per annum from the date of the Closing to the date the offset is taken.

                                   ARTICLE XI
                        AMENDMENT, TERMINATION AND BREACH

     11.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by an instrument in writing, executed after the date hereof, making specific reference to this Article and to each Article and paragraph hereof to which such amendment, modification or supplement applies, which document shall be signed by an authorized officer of Purchaser and by Sellers.

     11.2 Termination and Abandonment. This Agreement may be terminated and the transaction provided for by this Agreement may be abandoned without liability on the part of any party to any other party:

          (a) At any time before the Closing Date, by mutual consent of Purchaser and Sellers;

          (b) Automatically if the Closing has not occurred by May 31, 1999.

     In the event of the termination and abandonment of this Agreement by any party as above provided in this Article XI, written notice shall forthwith be given to the other party, and each party shall be solely responsible to pay its own expenses incident to preparation for the consummation of this Agreement and the transactions contemplated hereunder (except as otherwise provided herein).

                                   ARTICLE XII
                                     CLOSING

     12.1 Closing. The closing of this Agreement (the "Closing") shall be May 5, 1999 or as soon thereafter as practicable but not later than May 31, 1999, unless a later date is mutually agreed upon by the parties, provided for accounting and allocation purposes, this Agreement shall be deemed to be effective at 12:01 a.m. on the first day of the month in which the Closing occurs ("Effective Date").

     12.2 Allocations. Not later than seven days after Closing (i) Sellers will pay Purchaser for all vacation pay accrued for their respective employees as of the Effective Date; (ii) Sellers will pay Purchaser the amount of all accounts receivable credit balances existing on the Effective Date; and (iii) the parties shall allocate or prorate all the portion attributable to Sellers of the water, sewer, electric, other utilities, rent and other usual operating expenses through the Effective Date. For purposes of income and expense, all income and expenses incurred on or before the Effective Date shall be billed and collected by, and paid for, respectively, by Sellers except that not later than ten days after the Closing Sellers shall present to Purchaser a list of expenses which have been paid before Closing, and evidence of payment, for future benefits and for which Sellers claim the right to a refund from Purchaser, such as, by way of example only and not limitation, unused credit balances on Sellers' postage meters and payments made by Sellers for a future business convention, and Purchaser agrees to refund amounts so claimed and backed up by evidence of payment. Purchaser shall be solely responsible for payment of all Sellers' operating expenses incurred after May 1, 1999. Sellers shall not be required to pay any transfer or termination fees with respect to the franchises held by them and previously granted by Purchaser. Finally, Purchaser shall reimburse Sellers an aggregate of $6,000 for Fannie Mae sign-up fees heretofore paid by Sellers.

     12.3 Sellers' Deliveries at Closing. At the Closing Sellers and Shareholder will deliver the following documents to the Purchaser all of which shall be reasonably satisfactory in form and substance to the Purchaser and its counsel:

          (a) Bills of Sale. Bills of Sale for the Assets in the form described in Exhibits 12.3(A) and 12.3(B) hereto, together with such deeds, instruments, conveyances, certificates of title, assignments, assurances and other documents as may be required to sell, convey and transfer title to the Assets from Sellers to the Purchaser free and clear of any and all liens, claims, charges, taxes, encumbrances, pledges, security interests, options or other restrictions of any kind.

          (b) Assignment of Intellectual Property. Assignment of Intellectual Property described in Exhibit 3.18 together with assurances and other documents as may be required to transfer all of Sellers' right, title and interest in the Intellectual Property.

          (c) Assignment of Contracts, Leases and Other Agreements. Assignment of contracts, leases and other agreements, described in Exhibit 3.20 together with assurances and other documents as may be required to transfer all of Sellers' right, title and interest in the contracts, leases and other agreements.

          (d) Opinion of Counsel. An opinion from Heppenstall, Savage, Trower & Muller, LLC, counsel to Sellers, dated the Closing, in the form described in Section 8.2 of this Agreement.

          (e) Consents and Approvals. All consents, approvals and authorizations, all notices and all registrations and filings required to be obtained, given or made under any law, statute, rule, regulation, judgment, order, injunction, contract, agreement or other instrument to which Sellers are subject, bound or a party, or by which Sellers or any of their properties are bound or subject, in each case which is required to permit the consummation of the transactions contemplated by the Agreement without contravention, violation or breach by the Sellers of any of the terms thereof.

          (f) Certificates. Certificate of good standing for Sellers from the Secretary of State of the state of incorporation of Sellers dated as of a date reasonably prior to the Closing.

          (g) Resolutions. Certified copy of resolutions of the Board of Directors and the Shareholder of Sellers authorizing, inter alia, the execution and delivery of this Agreement, the sales of the Assets and the other transactions contemplated under this Agreement.

          (h)  Non-Compete  and  Confidentiality   Agreements.  The  non-compete
     agreements  of each  Seller  and the  Shareholder  in the form set forth in
     Exhibit 7.7 hereto.

          (i) Delivery of Corporate and Business Records. Such other corporate and business records related to the Assets as may be reasonably requested by the Purchaser including without limitation employee and personnel folders and applications, payroll, tax related records and financial data.

          (j) Officer's Certificate in the form described in Section 8.2 of this Agreement.

          (k) Other documents. Such other documents, instruments, certificates and agreements including assignment of space lease to Purchaser, as Purchaser and its counsel may reasonably request.

          (l) License Agreement. The license or franchise agreement by and between each Seller and the Purchaser shall be delivered to Purchaser and, upon such delivery, Sellers shall be released from any and all further obligation and liability under such license or franchise agreement and shall have no further rights thereunder.

     12.4 Purchaser's Deliveries at Closing. At the Closing, Purchaser shall deliver the following documents to Sellers all of which shall be in a form reasonably acceptable to Sellers and their counsel:

          (a) Purchase  Price.  The purchase price for the Assets referred to in
     Section 2.2 including the cash portion and the Notes.

          (b) Consents and Approval. All consents, approvals and authorizations, all notices and all registrations and filings required to be obtained, given or made under any law, statute, rule, regulation, judgment, order, injunction, contract, agreement or other instrument to which the Purchaser is a party, or by which it or any of its properties is bound or subject, in each case which is required to permit the consummation of the transactions contemplated by this Agreement without contravention, violation or breach by the Purchaser of any of the terms thereof.

          (c) Opinion of Counsel. An opinion from Jones & Keller, P.C., counsel to the Purchaser, dated the Closing Date, in the form described in Section
     8.1 of this Agreement.

          (d) Resolutions. Certified copy of resolutions of the Board of Directors of the Purchaser authorizing, inter alia, the execution and delivery of this Agreement and the Note, the purchase of the Assets, and the other transactions contemplated hereby.

          (e) Officer's Certificate in the form described in Section 8.1 of this Agreement.

          (f)  Non-Compete  and  Confidentiality   Agreements.  The  non-compete
     agreements  of each  Seller  and the  Shareholder  in the form set forth in
     Exhibit 7.7 hereto.

          (g) Other Documents. Such other documents, instruments, certificates and agreements including without limitation, if assumed, the assumption of the lease, as Sellers and their counsel may reasonably request. During the first 30 days following Closing, Sellers shall collect Retained Accounts Receivable.

     12.5 Forwarding of Receivables. During the first 30 days following Closing, Sellers shall collect Retained Accounts Receivable. Thereafter, in the event the Purchaser receives payment of Retained Accounts Receivable, the Purchaser shall take prompt action (defined to mean not less than every seven calendar days), to forward to Sellers such checks or other remittances as Purchaser shall have received and which are the property of Sellers. Likewise, in the event payments are received by Sellers which are the property of Purchaser and which relate to receivables created after the purchase of the Assets, the Sellers shall promptly forward (not later than seven calendar days after receipt thereof) such checks or other remittances to the Purchaser representing payments on receivables which are the property of Purchaser. Finance charges will belong to the owner of the respective receivables. Sellers may audit Purchaser's collection of Retained Accounts Receivable.

     12.6 Removal of Personal Effects Following Closing. In the event the Sellers maintains asset which are the personal property of Sellers on the premises and Sellers desire to remove such personal property, the Sellers shall have a period of sixty days following the Closing to remove such personal property. As to any such personal property removed, the Sellers shall provide the Purchaser with a schedule of such property prior to the removal of the same from the premises.

     12.7 Cooperation; Premises. For a period of 90 days following the Closing Date, Sellers, at no cost to Purchaser, agree to use their best efforts to assist Purchaser in the retention of Sellers' customers and employees, if necessary, and perform any other duties Purchaser may reasonably request. Purchaser agrees to give Sellers and Shareholder reasonable advance notice of any duties and the time for performance thereof requested and such duties will be limited to no more than 40 hours per month in the case of the Shareholder. Purchaser acknowledges that the Shareholder will be out of the country from June 14 through June 25, 1999 and will be available by phone only. Purchaser agrees to reimburse Sellers for any out-of-pocket expenses incurred in the performance of their duties. Sellers may offer employment to Carol Issacson without violating this Section.

     FDD currently leases 2,800 square feet of space in Denver at $1,888.82 per month. the lease expires on February 1, 2001. FDD will obtain permission of landlord to sublease or assign the current office space to Purchaser in the form of Exhibit 12.7(A). If the facilities are to be relocated, FDD agrees to attempt to obtain written approval from the landlord authorizing termination of the lease within 120 days following the Closing.

     FDSC leases 3,038 square feet of space in Colorado Springs at $12.00 per square foot. The lease is month-to-month. The space is rented from an LLC controlled by the Shareholder. At Closing, Purchaser will lease the space for a period of six months at $12.00 per square foot with an option to extend the lease for an additional six months. FDSC will prepare an appropriate form of lease to be included as Exhibit 12.7(B) hereto.

                                  ARTICLE XIII
                                  MISCELLANEOUS

     13.1 Notice. All notices and communications required or permitted to be given hereunder shall be in writing, signed by the sender, and delivered by personal delivery overnight courier service or by registered or certified mail to:

     If to Purchaser:    Jerald H. Donnan, President
                         Factual Data Corp.
                         5200 Hahns Peak Drive
                         Loveland, Colorado 80538

     With a copy to:     Samuel E. Wing
                         Jones & Keller, P.C.
                         1625 Broadway, Suite 1600
                         Denver, Colorado 80202

     If to Sellers:      James W. Guiffre
                         Post Office Box 370775
                         Denver, Colorado 80237

     With a copy to:     Edward M. Heppenstall
                         Heppenstall, Savage, Trower & Muller, LLC
                         155 South Madison Street
                         Suite 326
                         Denver, Colorado 80209

or such other address as shall have been furnished in writing. Receipt by, or filing with, the respective parties of any communications shall be deemed to have occurred for the purpose of this Agreement, when personally delivered, or next business day if sent by overnight courier, or two days after deposit thereof, postage prepaid, properly addressed, in the United States mail.

     13.2 Entire and Sole Agreement. This Agreement, including all Exhibits hereto (which by this reference shall incorporate herein all such Exhibits as if more fully set forth herein), constitutes the entire agreement between the parties and as of Closing supersedes all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. After Closing neither party shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement or in the certificates or documents delivered in connection herewith.

     13.3  Successors  and  Assigns.   Except  as  otherwise  provided  in  this
Agreement, all covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto and the heirs, personal representatives, executors and assigns of the Shareholder. This Agreement may not be assigned by any party hereto without the prior express written consent of the other parties hereto.

     13.4 Expenses. Whether or not the transactions contemplated hereby shall be consummated, each party shall be solely responsible for payment of all expenses incurred by it in connection with the consummation of this Agreement and the transactions contemplated hereunder except as otherwise provided herein.

     13.5 Severability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

     13.6 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Colorado without regard to conflicts of laws principles.

     13.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

     13.8 Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing in accordance with Section 11.1 hereof.

     13.9 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

     13.10 Headings. The headings in this Agreement are for purposes of convenience and easy reference only and shall not limit or otherwise affect the meaning hereof.

     13.11 Disputes. In the event of any dispute which arises between the parties and which relates to the subject matter of this Agreement, the parties acknowledge and agree that any such dispute shall be submitted for binding arbitration in Denver, Colorado in accordance with the Arbitration Commercial Rules procedures established by the American Arbitration Association or, if such association is not then in existence, an independent association of arbitrators which may be designated by agreement of the parties. In the event the parties are unable to agree on an independent association of arbitrators from which arbitrators may be drawn, either party may apply to a court of competent jurisdiction for appointment of arbitrators, however, such application will only be made in the event the American Arbitration Association is not then in existence. The arbitrator(s) shall make detailed written findings to support their award. The prevailing party in any such arbitration proceeding shall be awarded such costs and expenses (including reasonable attorney's and expert witness' fees) as were incurred by the prevailing party as a result of the institution and prosecution of the arbitration proceeding including all costs and expenses (including reasonable attorney's and expert witness fees) to enter judgment upon or enforce any such award including all appellate proceedings.

     13.12 Delivery of Exhibits. All Exhibits to be delivered by any of the parties hereto shall be delivered to the other party prior to the execution of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   PURCHASER:

                                   FACTUAL DATA CORP.


                                    By:
                                        ---------------------------------------
                                             Jerald H. Donnan, President

                                    SELLERS:

                                    F.D.D., INC.


                                    By:
                                        ---------------------------------------
                                             James W. Guiffre, President

                                    F.D.S.C., INC.


                                    By:
                                        ---------------------------------------
                                             James W. Guiffre, President


                                    SHAREHOLDER, but only with respect
                                      to Articles III and X



                                        ---------------------------------------
`                                            James W. Guiffre

                              TABLE OF ATTACHMENTS




Exhibit                           Description
-------   ---------------------------------------------------------------------

2.1(A)    List of Acquired  Assets--FDD
2.1(B)    List of Acquired  Assets--FDSC
2.2(A)    Form of Promissory  Note and  Amortization Schedule--FDD
2.2(B)    Form of Promissory Note and Amortization Schedule--FDSC
2.2(C)    Form of Security Agreement--FDD
2.2(D)    Form of Security Agreement--FDSC
2.3(A)    List of Assumed Liabilities--FDD
2.3(B)    List of Assumed Liabilities--FDSC
3.1(A)    Articles of Incorporation  of FDD
3.1(AA)   Bylaws of FDD
3.1(B)    Articles of Incorporation of FDSC
3.1(BB)   Bylaws of FDSC
3.3(A)    Certificate of FDD  re: Shareholder Approval
3.3(B)    Certificate of FDSC re: Shareholder Approval
3.3(AA)   Director's Consent of FDD
3.3(BB)   Director's Consent of FDSC
3.7       Governmental NoticeS
3.12      Litigation
3.15      Exceptions to Title of Assets
3.16(A)   Customer  Accounts--FDD
3.16(B)   Customer Accounts--FDSC
3.16(C)   Customer Contracts or Agreements--FDD--To Be Delivered at Closing
3.16(D)   Customer Contracts or Agreements--FDSC--To Be Delivered at Closing
3.16(E)   Impaired Customer Contracts--FDD
3.16(F)   Impaired Customer Contracts--FDSC
3.16(G)   Delinquent Contracts or Agreements--FDD
3.16(H)   Delinquent Contracts or Agreements--FDSC
3.17      License Agreements
3.18      Intellectual Property
3.19(A)   Seller's  Customers Revenues--FDD
3.19(B)   Seller's Customers Revenues--FDSC
3.20      Contracts
3.22(A)   Liabilities not on Financial Statements--FDD
3.22(B)   Liabilities not on Financial Statements--FDSC
3.23      No Material Adverse Changes
3.25(A)   Leases--FDD
3.25(B)   Leases--FDSC
3.26(A)   Tax Returns--FDD
3.26(B)   Tax Returns--FDSC
3.27      Tax Notices
3.28      Employment Matters

3.29      Employee Benefit Plans
6.2       Directors' Consent of Purchaser
7.7       Non-Compete and Confidentiality Agreements
8.1       Form of Certificate of Purchaser
8.1(g)    Opinion of Jones & Keller, P.C.
8.2(A)    Form of Certificate of FDD
8.2(B)    Form of Certificate of FDSC
8.2(k)    Opinion of Heppenstall, Savage, Trower & Muller, LLC
10.6      Sellers' and Shareholder's Representation as to Gross Revenues
12.3(A)   Bill of Sale and Assignment--FDD
12.3(B)   Bill of Sale and Assignment--FDSC
12.7(A)   Landlord Consent--FDD
12.7(B)   Addendum to Lease Agreement--FDSC